Exhibit 10.2

THIRD AMENDMENT TO RIGHTS AGREEMENT

     This THIRD AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (this “Amendment”) is entered into as of August 22, 2007 between Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

RECITALS

     WHEREAS, the Company and the Rights Agent are parties to that certain Amended and Restated Rights Agreement, dated as of November 27, 2001, as amended by the Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement, dated as of December 8, 2005, and the Second Amendment to Amended and Restated Rights Agreement, dated as of June 14, 2006 (together, and including any further amendments or supplements thereto, the “Rights Agreement”); and

     WHEREAS, Bank of America, N.A., a national banking association (“Bank of America”) and the Company contemplate entering into a Convertible Preferred Stock purchase agreement (the “Investment Agreement”) that provides for, among other things, the purchase by Bank of America of 20,000 shares of a new series of convertible preferred stock of the Company, 7.25% Series B Non-Voting Convertible Preferred Stock, par value $0.05 per share (the “Convertible Preferred Securities”) at an aggregate purchase price of $2,000,000,000 (the “Purchase”); and

     WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement on the terms set forth in this Amendment; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to modify the terms of the Rights Agreement to exempt the Purchase, the Investment Agreement and all of the transactions contemplated thereby from the application of the Rights Agreement, and in connection therewith the Company is entering into this Amendment and directing the Rights Agent to enter into this Amendment; and

     WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

     A. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

     (ba) “Bank of America” means Bank of America, N.A., a national banking association.

     (fa) “Convertible Preferred Securities” shall mean 7.25% Series B Non-Voting Convertible Preferred Stock, par value $0.05 per share.

     (fb) “Investment Agreement” shall mean the Investment Agreement, dated as of August 22, 2007, by and between the Company and Bank of America, N.A., as it may be amended from time to time.

     (ha) “Purchase” shall mean all of the transactions contemplated by the Investment Agreement.

     B. Amendment of the definition of “Acquiring Person”. The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, (A) Bank of
America or any of its Affiliates shall not be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution and delivery of the Investment Agreement, (ii) the consummation of the Purchase or (iii) the consummation of any other transaction contemplated in the Investment Agreement, including, without limitation, the consummation thereof and the conversion of the Convertible Preferred Securities into shares of Common Stock and (B) solely for purposes of determining whether Bank of
America or any of its Affiliates is an Acquiring Person, until such time as the standstill obligations set forth in Section 4.06 of the Investment Agreement lapse in accordance with Section 4.06(c) thereof, the Convertible Preferred Securities acquired by Bank of
America or its Affiliates in the Purchase, and any shares of Common Stock issued upon conversion of such Convertible Preferred Securities and held by Bank of America or any of its Affiliates, shall be excluded from the shares of Common Stock deemed hereunder to be Beneficially Owned by Bank of America or its Affiliates.”

     C. Amendment of the definition of “Stock Acquisition Date”. The definition of “Stock Acquisition Date” in Section 1(i) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a Stock
Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution and delivery of the Investment Agreement, (ii) the consummation of the Purchase, or (iii) the consummation of any other transaction contemplated in the
Investment Agreement, including, without limitation, the consummation thereof and the conversion of the Convertible Preferred Securities into shares of Common Stock.”

     D. Amendment of Section 3. The first paragraph of Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the approval, execution and delivery of the Investment Agreement, (ii) the consummation of the Purchase, or (iii) any other transaction contemplated in the Investment Agreement, including, without limitation, the consummation thereof and the conversion of the
Convertible Preferred Securities into shares of Common Stock.”

Furthermore, Section 3 of the Rights Agreement is amended to add the following sentence at the end thereof as Section 3(c):

“(c) Nothing in this Rights Agreement shall be construed to give any holder of
Rights or any other Person any legal or equitable rights, remedies or claims under this
Rights Agreement by virtue of the execution and delivery of the Investment Agreement or by virtue of any of the transactions provided for by the Investment Agreement, including, without limitation, the consummation thereof and the conversion of the
Convertible Preferred Securities into shares of Common Stock.”

     E. New Section 35. Section 35 is hereby added to the Rights Agreement to read in its entirety as follows:

Section 35. The Investment Agreement. Notwithstanding anything contained in this Agreement to the contrary, (A) neither the approval, execution, delivery or public announcement of the Investment Agreement nor the consummation of the transactions contemplated thereby (including, without limitation, the conversion of the Convertible
Preferred Securities into shares of Common Stock) or the performance by the Company of its obligations thereunder shall cause (a) the Rights to become exercisable, (b) Bank of
America or any of its Affiliates or Associates to be an Acquiring Person, (c) a Stock
Acquisition Date to occur or (d) a Distribution Date to occur and (B) solely for purposes of determining whether Bank of America or any of its Affiliates is an Acquiring Person,
until such time as the standstill obligations set forth in Section 4.06 of the Investment
Agreement lapse in accordance with Section 4.06(c) thereof, the Convertible Preferred
Securities acquired by Bank of America or its Affiliates in the Purchase, and any shares of Common Stock issued upon conversion of such Convertible Preferred Securities and held by Bank of America or any of its Affiliates, shall be excluded from the shares of
Common Stock deemed hereunder to be Beneficially Owned by Bank of America or its
Affiliates.

     F. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. To the extent that the terms and provisions of the Rights Agreement do not conflict with the terms and provisions of this Amendment, then such terms and provisions shall remain in full force and legal effect. To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.

     G. Miscellaneous. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

Attest:	COUNTRYWIDE FINANCIAL
CORPORATION

By: /s/ Susan Bow	By: /s/ Angelo R. Mozilo

Name: Susan Bow	Name: Angelo R. Mozilo
Title: Senior Managing Director, General	Title: Chairman of the Board
Counsel, Corporate and Securities	and Chief Executive Officer
and Corporate Secretary

Attest:	AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Rights Agent

By: /s/ Susan Silber	By: /s/ Herbert J. Lemmer
Name: Susan Silber	Name: Herbert J. Lemmer
Title: Assistant Secretary	Title: Vice President